EXHIBIT 99.2

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of common stock, par value $0.001 per share, of NeuroPace, Inc. (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: November 18, 2022

ACCELMED PARTNERS II LP

By Accelmed Partners II GP, L.P., its general partner

By Accelmed Partners II, LLC, its general partner

By:	/s/ Uri Geiger
Name: Uri Geiger
Title: Managing Partner

ACCELMED PARTNERS II GP, L.P.

By Accelmed Partners II, LLC, its general partner

By:	/s/ Uri Geiger
Name: Uri Geiger
Title: Managing Partner

ACCELMED PARTNERS II, LLC

By:	/s/ Uri Geiger
Name: Uri Geiger
Title: Managing Partner

/s/ Uri Geiger
Uri Geiger, an adult individual